Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-173811 on Form S-8 of our report dated June 28, 2023, appearing in this Annual Report on Form 11-K of the Simpson Manufacturing Co., Inc. 401(k) Profit Sharing Plan for the year ended December 31, 2022.

    /s/ArmaninoLLP
    Dallas, Texas

June 28, 2023